                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[X]     Filed by the Registrant
[ ]     Filed by a Party other than the Registrant

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-7(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                            OnCure Technologies Corp.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)   Title of each class of securities to which transaction applies:
        2)   Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        4)   Proposed maximum aggregate value of transaction:
        5)   Total fee paid:

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provide by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)   Amount Previously Paid:
        2)   Form, Schedule or Registration Statement No.:
        3)   Filing Party:
        4)   Date Filed:

                           [ONCURE TECHNOLOGIES LOGO]

                            ONCURE TECHNOLOGIES CORP.
                          7450 EAST RIVER ROAD, SUITE 3
                                OAKDALE, CA 95361

                                 ---------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 3, 2001
                                 ---------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of OnCure Technologies Corp. (the "Corporation") will be held at 9:00 a.m., Eastern Standard Time, on December 3, 2001, at The Lodge & Club, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, FL 32082, for the following purposes:

         1. To elect seven (7) directors of the Corporation to hold office until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors.

         2. To consider and vote upon a proposal to approve OnCure Technologies Corp. 2001 Stock Option Plan.

         3. To transact such other business as may properly come before the meeting.

         Only holders of record of the Corporation's Common Stock, Series D Cumulative Accelerating Redeemable Preferred Stock and Series E Cumulative Accelerating Redeemable Preferred Stock at the close of business on November 2, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

         SHAREHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                       By Order of the Board of Directors,


                                       /s/ Jeffrey A. Goffman
                                       ----------------------------
                                       JEFFREY A. GOFFMAN
                                       Chief Executive Officer,
                                       President & Secretary

Dated:   November 8, 2001

                           [ONCURE TECHNOLOGIES LOGO]

                            ONCURE TECHNOLOGIES CORP.
                          7450 EAST RIVER ROAD, SUITE 3
                                OAKDALE, CA 95361
                                -----------------

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of OnCure Technologies Corp. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 9:00 a.m., Eastern Standard Time, on December 3, 2001, at The Lodge & Club, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, FL 32082, and at any adjournment or postponement thereof. The purposes of the Annual Meeting of Shareholders are:

         1. To elect seven (7) directors of the Corporation to hold office until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors;

         2. To consider and vote upon a proposal to approve OnCure Technologies Corp. 2001 Stock Option Plan (the "Stock Option Plan").

         3. To transact such other business as may properly come before the meeting.

         If proxy cards in the accompanying form are properly executed and returned, the shares of voting stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) for the election as directors of the nominees of named below, (ii) for the proposal to approve the Stock Option Plan, and (iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment or postponement thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a shareholder cast in person at the meeting. If a proxy is not returned, the shares represented by such proxy will not be voted. The approximate date of mailing of this Proxy Statement is November 8, 2001.

                                     VOTING

         Holders of record of the Corporation's Common Stock, par value $0.001 per share (the "Common Stock"), Series D Cumulative Accelerating Redeemable Preferred Stock, par value $0.001 per share (the "Series D Stock") and Series E Cumulative Accelerating Redeemable Preferred Stock, par value $0.001 per share (the "Series E Stock" and together with the Common Stock and the Series D Stock, the "Voting Shares") on November 2, 2001 will be entitled to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof. As of that date, there were 11,093,222 shares of Common Stock, 1,000 shares of the Series D Stock and 1,000 shares of the Series E Stock outstanding. A majority of the outstanding Voting Shares represented at the Annual Meeting of Shareholders in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business; however, proxies that are not returned are not counted for purposes of determining the presence or absence of a quorum. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting, each share of the Series D Stock is entitled to 1,923 votes on all matters to come before the Annual Meeting and each share of the Series E Stock is entitled to 3,077 votes on all matters to come before the Annual Meeting.

         The seven nominees receiving the highest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected as directors. The favorable vote of a majority of the votes cast at the Annual Meeting of Shareholders is necessary to approve the Stock Option Plan. Abstentions, broker non-votes and shares represented by unreturned proxies are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting of Shareholders. The Board of Directors recommends a vote FOR each of the nominees for director named below and FOR the proposal to approve the Stock Option Plan.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board of Directors has nominated the seven persons named in the table below for election as directors of the Corporation. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

INFORMATION AS TO NOMINEES

         The following information is supplied with respect to the nominees for election as directors of the Corporation. If elected, each director will hold office until the 2002 Annual Meeting of Shareholders and until the election and qualification of their respective successors.

NAME                       AGE   POSITION(S) WITH THE CORPORATION                       DIRECTOR SINCE*
----                       ---   --------------------------------                       --------------
Jeffrey A. Goffman         43    Chief Executive Officer, President, Secretary               2001
                                 and Director
Charles J. Jacobson        61    Director of Managed Care Contracting                        2001
                                 and Director
Shyam B. Paryani, MD       46    Chairman of the Board of Directors and                      2001
                                 Chairman of the Medical Advisory Board
Gordon C. Rausser, Ph.D.   55    Director                                                    2001
Stanley S. Trotman, Jr.    55    Director                                                    2001
John W. Wells, Jr., MD     46    Director and member of the Medical Advisory Board           2001
John H. Zeeman             72    Director                                                    2001

* Prior to January 2001, the Corporation had no operations and Mitchell Hymowitz was the Corporation's President, sole director and only salaried employee. In January 2001, the Corporation acquired the operations of U.S. Cancer Care, Inc. ("U.S. Cancer Care") (which now represents the Corporation's sole business) and, in connection therewith, Mr. Hymowitz resigned from his positions with the Corporation and the directors of U.S. Cancer Care became directors of the Corporation. Each of the nominees listed above served as a director of U.S. Cancer Care prior to its reorganization with the Corporation.

JEFFREY A. GOFFMAN. Mr. Goffman was the founder of U.S. Diagnostic, Inc. ("USD"), a leading provider and consolidator of outpatient diagnostic imaging facilities. From its inception in June 1993 until 1997, Mr. Goffman served as USD's Chairman and Chief Executive Officer. Mr. Goffman was also one of the founding partners of Goffman and Associates, Certified Public Accountants, PC, an accounting firm in New York; and from 1988 to 1992, served as managing partner of that firm and remained a partner until 1994. Mr. Goffman is an inactive Certified Public Accountant licensed in New York and Florida and is a member of the American Institute of Certified Public Accountants. Mr. Goffman also serves on the Board of Directors of Affiliated PET Systems, LLC, a private company that provides Positron Emission Tomography services in the Washington D.C. area.

According to the SEC, during Mr. Goffman's tenure as Chief Executive Officer of USD, the company, relying upon advice of counsel, allegedly failed to disclose the background of one of its consultants. In December 2000, USD and Mr. Goffman, without admitting or denying the allegations, settled this matter with the SEC by agreeing to a consent order pursuant to Section 8 A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21 C of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in which each agreed to cease and desist from committing or causing any violation and any future violation of Section 17(a)(2) and (a)(3) of the Securities Act and from causing any violation and any future violation of Sections 13(a) and 14(a) of the Exchange Act.

CHARLES J. JACOBSON. Mr. Jacobson was the Director of New Business Development for Hospital Affiliates, Inc., from 1972 to 1980. From 1980 to 1983, he served on the development team of CIGNA Healthcare in the state of Florida. Since 1983, Mr. Jacobson has been the Chairman and Chief Executive Officer of Jacobson Consulting, Inc., a diversified healthcare consulting firm and third party administrator. He also served on the Board of Directors of St. John's River Rural Health Network and Provider Network Management Corporation, both of which are management service organizations serving physician groups in the southeastern United States, and U.S. Diagnostic Equity Partners, a joint venture between Phycor, Inc. and USD. Mr. Jacobson currently serves as a director of Diversified Therapy Corporation, a national network of clinical wound care centers, Pricare Management Services Corporation, a physician management company, and Chiro Alliance Corp., a Florida based chiropractic IPA.

SHYAM B. PARYANI, MD. Dr. Paryani is Board-Certified in radiation oncology and has been practicing medicine since 1983. Currently, Dr. Paryani is the Director of Radiation Oncology at Memorial Hospital in Jacksonville, Williams Cancer Center, and Co-Director of Radiation Oncology at Baptist Medical Center, Florida Cancer Center-Wells, Florida Cancer Center-Northside, Florida Cancer Center-St. Johns, Florida Cancer Center-Orange Park, and Florida Cancer Center-Palatka. Dr. Paryani also serves on the Board of Directors of the Baptist Health Foundation, the American Cancer Society, the Memorial Hospital Medical Board and the Northeast Hospice Acquanimatas Board.

GORDON C. RAUSSER, PH.D. For more than eight years, Mr. Rausser has been a principal and director at the Law and Economics Consulting Group, Inc., an economics consulting group that provides consulting and litigation support services to primarily Fortune 500 companies. He is Chairman of the Board of TriColor Line, Inc., a commercial real estate and export/import company, with offices in San Francisco, London and Prague. Since 1993, Mr. Rausser has served as Dean of the College of Natural Resources at the University of California, Berkeley and since 1986 as a Robert Gordon Sproul Distinguished Professor. He has won fifteen national awards for his innovative economic research and strategy analysis. He has also served as Chairman of the Department of Agriculture Resource Economics, University of California, Berkeley, from 1979 to 1985, and again from 1992 to 1994. Mr. Rausser is also a director of LECG, Inc. Mr. Rausser, while on leave from the University of California, Berkeley, served as Senior Economist on the Council of Economic Advisors (1986-1987), and as Chief Economist of the Agency for International Development.

STANLEY S. TROTMAN, JR. From March 1995 to January 2001, Mr. Trotman served as the Managing Director of the healthcare group at Paine Webber Inc., an investment banking firm. From April 1990 to March 1995, Mr. Trotman was a co-director of Kidder Peabody & Company's healthcare group. Formerly, he was head of the healthcare group at Drexel Burnham Lambert, Inc., where he was employed for approximately 22 years. Mr. Trotman is a director of American Shared Hospital Services, Inc.

JOHN W. WELLS, JR., MD. Dr. Wells is a Board-Certified radiation oncologist and has been practicing medicine since 1983. Currently, Dr. Wells is the Chief of Radiation Oncology at Orange Park Medical Center in Jacksonville, Florida. Dr. Wells was a naval aviator in the United States Marine Corps. Dr. Wells is a member of the Duval County Medical Society of Clinical Oncology, and the American Endocrine-Therapy Society.

JOHN H. ZEEMAN. Since 1973, Mr. Zeeman has served as Chairman of Mariner Financial Corporation, a financial consulting firm which provides strategic planning and financing. Mr. Zeeman currently serves as a member of the Board of Directors of New Horizon Diagnostics, Inc., a company engaged in the manufacturing and sale of proprietary biomedical products. From 1989 to 1997, Mr. Zeeman served as Chairman of the Executive Committee of Teklicon, Inc., a high technology firm specializing in litigation support. From 1995 to 1997, he was Chief Executive Officer of Condyne Electronics, Inc., a company specializing in electronic energy conservation equipment. In addition, from 1991 to 1997, he served as a member of the Board of Directors of HDA International SA, a leading European remanufacturer of computer parts for IBM, Sony and others. From 1968 to 1973, Mr. Zeeman served as President and Chief Executive Officer of Appolo Industries. He resigned after the company was sold, and he and Mr. William McGowan organized MCI Communications, Inc. Mr. Zeeman provided the initial funding and served as a director of MCI until its initial public offering. Mr. Zeeman served as a financial analyst at L.F. Rothchild, Inc. and as a corporate finance partner at Andresen and Company, Inc. Mr. Zeeman also served as an officer in the Royal Dutch Navy.

INFORMATION CONCERNING CERTAIN OTHER PERSONS.

         The following information is supplied with respect to certain persons who are not nominees.

NAME                  AGE    POSITION(S) WITH THE CORPORATION
----                  ---    --------------------------------

Richard A. Baker       50    Senior Vice President and Chief Financial Officer
Gerald D. Boyajian     53    Vice President and Chief Operating Officer
John J. Fuery, MD      76    Director and member of the Medical Advisory Board

RICHARD A. BAKER. Mr. Baker has over 20 years of experience with public and private companies, SEC reporting and investor relations, merger and acquisition transactions, strategic planning, and financial management. Prior to joining the Corporation in May 2001, Mr. Baker served as the Chief Financial Officer of Strategy Associates, Inc. from May 2000 to May 2001 and the Chief Operating Officer of International EZ-UP, Inc. from March 1999 to January 2000. Mr. Baker held positions as the Executive Vice President-Administration and Executive Vice President-Operations of Tri-Valley Growers, Inc. from July 1995 to August 1998, where he led strategic initiatives that improved operating and financial performance. Tri-Valley Growers, Inc. was forced into bankruptcy by its creditors in July 2000. Mr. Baker earned his CPA license in Indiana in 1978 and is a member of the National Investor Relations Institute.

GERALD D. BOYAJIAN. Mr. Boyajian has over 20 years of experience in financial and executive management including over 12 years in executive healthcare management. Prior to joining the Corporation in February of 2000, Mr. Boyajian served as the Executive Director for HRC, Inc. from July 1998 to January 2000. From September 1990 to January 1998, Mr. Boyajian served as the Executive Director for Tuolumne Family Health Services, Inc., a community based health care organization. Mr. Boyajian has also held the position of Director of Finance and Operations for a public benefit corporation. Prior to his public service, Mr. Boyajian was in private practice as a CPA and is an inactive CPA licensed in California.

JOHN J. FUERY, MD. Dr. Fuery is a Board Certified radiation oncologist with over 23 years of clinical experience. Currently, Dr. Fuery is an Assistant Clinical Professor at the University of California. Dr. Fuery also served as an officer and director of Radiation Oncology Centers, Inc., prior to its merger with U.S. Cancer Care.

                              MEETINGS OF THE BOARD

         Prior to January 2001, Mitchell Hymowitz was the Corporation's President, sole director and only salaried employee. For this reason, during the fiscal year ended December 31, 2000, Mr. Hymowitz (as the sole director of the Corporation) did not hold any meetings but did act by unanimous written consent on two occasions.

         The current Board of Directors has an audit committee (the "Audit Committee") consisting of Messrs. Jacobson, Trotman and Zeeman. The primary functions of the Audit Committee are to review the Corporation's financial statements, recommend the appointment of the Corporation's independent auditors and review the overall scope of the audit. The Corporation did not have an audit committee during fiscal year 2000. See "REPORT OF AUDIT COMMITTEE."

         The current Board of Directors has a compensation committee (the "Compensation Committee") consisting of Messrs. Jacobson, Rausser and Trotman. The primary responsibility of the Compensation Committee is to administer and make recommendations to the Board of Directors regarding the Corporation's bonus plans, to review the compensation arrangements relating to officers who are members of the Board of Directors and to administer the Stock Option Plan. The Corporation did not have a compensation committee during fiscal year 2000.

         The Board of Directors does not have a nominating committee.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") on a timely basis. Reporting Persons are required to furnish the Corporation with copies of all such forms that they file. Based solely on its review of such forms, the Corporation believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal year 2000 were complied with on a timely basis.

            SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

         The following table shows certain information relating to the beneficial ownership of the Corporation as of October 21, 2001 of (i) each person known to be the beneficial owner of more than 5% of the Corporation's voting shares, (ii) each director and executive officer of the Corporation, and
(iii) the directors and executive officers as a "group."

NAME AND ADDRESS                               TITLE OF                  AMOUNT AND NATURE               PERCENT OF VOTING
OF BENEFICIAL OWNER (1)                        CLASS                     OF BENEFICIAL OWNERSHIP (2)     STOCK OWNED
-----------------------                        -----                     ---------------------------     -----------
Shyam B. Paryani                               Common                    451,398(3)                      4.79%
                                               Series D Preferred        320,513

Jeffrey A. Goffman                             Common                    1,174,332 (4)                   7.24%

Stanley S. Trotman, Jr.                        Common                    130,400 (5)                     0.81%

Gordon C. Rausser                              Common                    163,500 (6)                     1.01%

Charles J. Jacobson                            Common                    196,500 (7)                     1.22%

John J. Fuery                                  Common                    2,278,302                       14.45%

John H. Zeeman                                 Common                    0

John W. Wells, Jr.                             Common                    134,634                         2.83%
                                               Series D Preferred        320,513

Richard W. Padelford                           Common                    242,499 (8)                     1.50%
11218 Scarlet Oak Drive
Oakdale, CA 95361

Douglas A. McBride                             Common                    0 (9)                           0.00%
181 Oak Road
Alamo, CA 94507

Randy C. Sklar                                 Common                    300,000 (10)                    1.83%
905 Forest Glen Lane
Wellington, FL 33414

W. Brian Fuery                                 Common                     1,116,533 (11)                 6.94%
358 Cordell Drive
Danville, CA 94526

                                       7

DVI Financial Services, Inc.                   Common                    1,786,313                       11.10%
5355 Town Center Road
Boca Raton, FL 33486

Mercurius Beleggingsmaatschappij BV            Series E Preferred        1,538,462 (12)                  9.56%
Akerstraat 126
6417 BR Heerlen
Netherlands

Participatie Maatschappij Avanti Limburg       Series E Preferred        1,538,462 (12)                  9.56%
BV
Akerstraat 126
6417 AG Heerlen
Netherlands

Stichting Administratiekantoor Aandelen        Series E Preferred        1,538,462 (12)                  9.56%
Stienstra
Akerstraat 126
PO Box 299
6400 AG Heerlen
Netherlands

Alpine Venture Capital Partners, LP            Series E Preferred        1,538,462                       9.56%
One North Clematis Street, Suite 510
West Palm Beach, FL 33401

Officers and Directors as a Group              Common                    5,228,634 (13)                  31.83%
                                               Preferred                 641,026

         Except as provided below, the Corporation believes, based on information provided by these persons, that the persons listed have sole voting and investment power with respect to all shares shown as beneficially owned by them. Furthermore, information presented in this table and related notes have been obtained from the beneficial owner or from reports filed by the beneficial owner with the SEC under Section 13 of the Exchange Act.

(1) Unless otherwise indicated, the address of all persons listed is c/o OnCure Technologies Corp., 7450 East River Road, Suite 3, Oakdale, CA 95361.

(2) For purposes of determining beneficial ownership in this section, Common Stock includes shares (i) underlying options and warrants currently exercisable or exercisable within 60 days of November 1, 2001, and/or (ii) issuable upon conversion of non-voting Preferred Stock currently convertible or convertible within 60 days of November 1, 2001, which are deemed outstanding for the purpose of computing the amount of shares owned by, and percentage ownership of, the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

         The number of shares of Preferred Stock listed above reflects the number of votes to which the person holding such shares is entitled, not the actual number of shares owned.

(3) Includes the beneficial ownership of an aggregate of 21,000 shares of Common Stock issuable upon the exercise of certain stock options.

(4) Includes the beneficial ownership of an aggregate of 120,832 shares of Common Stock issuable upon the exercise of certain stock options and 10,000 shares of Common Stock issuable upon the exercise of certain warrants.

(5) Includes the beneficial ownership of an aggregate of 27,000 shares of Common Stock issuable upon the exercise of certain stock options.

(6) Includes the beneficial ownership of an aggregate of 26,000 shares of Common Stock issuable upon the exercise of certain stock options and 10,000 shares of Common Stock issuable upon the exercise of certain warrants.

(7) Includes the beneficial ownership of an aggregate of 51,000 shares of Common Stock issuable upon the exercise of certain stock options and 10,000 shares of Common Stock issuable upon the exercise of certain warrants.

(8) Includes the beneficial ownership of an aggregate of 117,499 shares of Common Stock issuable upon the exercise of certain stock options. As of August 30, 2001, Mr. Padelford ceased to be the Corporation's President and Chief Operating Officer.

(9) As of August 27, 2001, Mr. McBride ceased to be the Corporation's Vice President and Chief Information Officer.

(10) Includes the beneficial ownership of an aggregate of 300,000 shares of Common Stock issuable upon the exercise of certain stock options. As of June 22, 2001, Mr. Sklar ceased to be the Corporation's Executive Vice President and Chief Development Officer.

(11) As of July 13, 2001, Mr. Fuery ceased to be a member of the Corporation's Board of Directors.

(12) Mercurius Beleggingsmaatschappij BV and Participatie Maatschappij Avanti Limburg BV each owns directly 250 shares of the Series E Stock (which are convertible into 769,231 shares of Common Stock). On May 30, 2001, Mercurius and Avanti filed a Schedule 13G with the SEC and stated therein that they are a group and that they own each other's shares (an aggregate of 1,538,462 shares of Common Stock). The Schedule 13G also states that Mercurius is wholly owned by Stichting Administratiekantoor Aandelen Stienstra, which is deemed to own the shares beneficially owned by Mercurius.

(13) Includes the beneficial ownership of an aggregate of 3,542 shares of Common Stock (or 0.02% of the voting stock owned) issuable to Mr. Boyajian upon the exercise of certain stock options. Mr. Boyajian currently serves as the Chief Operating Officer of the Corporation.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by, or paid to Mitchell Hymowitz, the Corporation's President, sole director and only salaried employee during fiscal year 2000. The following table also sets forth all compensation awarded to, earned by, or paid to the Chief Executive Officer and the four other highest-paid executive officers of U.S. Cancer Care during fiscal 2000, all of whom became members of management of the Corporation in connection with the consummation of the Corporation's reorganization with U.S. Cancer Care in January 2001 and whose total salary and bonus for such fiscal year exceeded $100,000 (collectively referred to below as the "Named Executive Officers"):

                                                                         LONG-TERM
                                                                    COMPENSATION AWARD
                                                 ANNUAL            NUMBER OF SECURITIES
    NAME AND PRINCIPAL     FISCAL             COMPENSATION             OF UNDERLYING         OTHER ANNUAL            ALL OTHER
         POSITION           YEAR        SALARY (1)       BONUS          OPTIONS            COMPENSATION (2)         COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
W. Brian Fuery (3)         2000            $200,000                         436,000                                   $12,000
                           1999            $200,000                                                                   $12,000
                           1998            $175,000                                                                   $12,000 (4)
Richard W. Padelford(5)    2000            $163,000                         290,000                                   $12,000
                           1999            $125,000                                                                   $12,000
                           1998            $115,000                                                                   $12,000 (6)
Douglas A. McBride (7)     2000            $195,000                         180,000                                   $12,000
                           1999            $175,000                                                                   $12,000
                           1998            $129,000                                                                   $12,000 (8)
Jeffrey A. Goffman, Chief  2000            $250,000  $100,000(9)            210,000           $75,000(10)             $12,000
Executive Officer,         1999            $200,000                                                                   $12,000
President, Secretary and   1998            $175,000                                                                   $12,000 (11)
Director
John J. Fuery, MD,         2000            $ 45,000                         254,000                                   $ 5,000
Director                   1999            $150,000                                                                   $12,000
                           1998            $125,000                                                                   $12,000 (12)
Randy C. Sklar (13)        2000            $131,250                                                                   $12,000
                           1999            $137,812                                                                   $12,000
                           1998            $125,000  $50,000(14)            300,000                                   $12,000 (15)
Mitchell Hymowitz (16)     2000(17)        $ 98,750
                           1999            $ 61,875
                           1998            $143,077

(1) The amount provided in the salary column includes amounts deferred by the named person pursuant to Section 401(k) of the Internal Revenue Code.

(2) Unless noted, the value of perquisites and other personal benefits, securities and other property paid to or accrued for the Named Executive Officers did not exceed $50,000 for each such officer, or 10% of such officer's total reported salary and bonus, and thus are not included in the table.

(3) As of July 13, 2001, Mr. Fuery ceased to be a member of the Corporation's Board of Directors.

(4) The amount provided in the "All Other Compensation" column for Mr. Fuery consists of: $6,000 received in 1998, 1999 and 2000 for auto expenses; and $6,000 received in 1998, 1999 and 2000 for premiums on life insurance for his benefit.

(5) As of August 30, 2001, Mr. Padelford ceased to be the Corporation's President and Chief Operating Officer.

(6) The amount provided in the "All Other Compensation" column for Mr. Padelford consists of: $6,000 received in 1998, 1999 and 2000 for auto expenses; and $6,000 received in 1998, 1999 and 2000 for premiums on life insurance for his benefit.

(7) As of August 27, 2001, Mr. McBride ceased to be the Corporation's Vice President and Chief Information Officer.

(8) The amount provided in the "All Other Compensation" column for Mr. McBride consists of: $6,000 received in 1998, 1999 and 2000 for auto expenses; and $6,000 received in 1998, 1999 and 2000 for premiums on life insurance for his benefit.

(9) Mr. Goffman received a $100,000 bonus in January 2001 in connection with the Corporation's reorganization with U.S. Cancer Care.

(10) Mr. Goffman received $75,000 for relocation expenses in conjunction with the Board's request for him to move to California

(11) The amount provided in the "All Other Compensation" column for Mr. Goffman consists of: $6,000 received in 1998, 1999 and 2000 for auto expenses; and $6,000 received in 1998, 1999 and 2000 for premiums on life insurance for his benefit.

(12) The amount provided in the "All Other Compensation" column for Dr. Fuery consists of: $6,000 received in 1998 and 1999 for auto expenses; and $6000 received in 1998 and 1999 for premiums on life insurance for his benefit. For the year 2000, Dr. Fuery received $2,500 for auto expenses and $2,500 for premiums on life insurance for his benefit.

(13) As of June 22, 2001, Mr. Sklar ceased to be the Corporation's Executive Vice President and Chief Development Officer.

(14) Pursuant to the terms of his employment agreement, Mr. Sklar received $50,000 as a "sign-on" bonus.

(15) The amount provided in the "All Other Compensation" column for Mr. Sklar consists of: $6,000 received in 1998, 1999 and 2000 for auto expenses; and $6,000 received in 1998, 1999 and 2000 for premiums on life insurance for his benefit.

(16) Prior to the Corporation's reorganization with U.S. Cancer Care, Mr. Hymowitz was the Corporation's President, sole director and only salaried employee. Following the completion of the reorganization, Mr. Hymowitz resigned from his positions as President and Director, effecting an immediate transition to the current management team. Current management consists of those individuals who served as officers and directors of U.S. Cancer Care prior to the reorganization.

(17) Mr. Hymowitz was issued 39,500 shares (as adjusted for the Reverse Stock Split) of Common Stock as compensation for services performed. The fair market value of these shares at the time they were issued to Mr. Hymowitz was $98,750.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth each grant of stock options during the fiscal year ended December 31, 2000 to Mitchell Hymowitz and the Named Executive Officers. No stock appreciation rights were granted during the fiscal year ended December 31, 2000.

                               NUMBER OF          PERCENT OF TOTAL
                               SECURITIES         OPTIONS GRANTED TO
                               UNDERLYING         EMPLOYEES IN FISCAL    EXERCISE PRICE
NAME                           OPTIONS GRANTED    2000                   ($/SHARE)              EXPIRATION DATE
----                           ---------------    ----                   ---------              ---------------
W. Brian Fuery (1)             37,700             5.09%                  $0.01                  January 22, 2011
Richard W. Padelford (2)       150,000*           20.27%                 $2.00                  September 1, 2010
Randy C. Sklar (3)             0
Douglas A. McBride (4)         100,000*           13.51%                 $2.00                  September 1, 2010
Jeffrey A. Goffman             100,000*           13.51%                 $2.00                  September 1, 2010
John J. Fuery (5)              92,300             12.47%                 $0.01
Mitchell Hymowitz (6)          200,000            27.02%                 $0.01                  December 5, 2005

(1) In January 2001, the Board of Directors authorized the issuance to Mr. Fuery of options to purchase 37,700 shares of Common Stock in connection with the Corporation's issuance of the Series E Stock. As of July 13, 2001, Mr. Fuery ceased to be a member of the Corporation's Board of Directors.

(2) As of August 30, 2001, Mr. Padelford ceased to be the Corporation's President and Chief Operating Officer.

(3) As of June 22, 2001, Mr. Sklar ceased to be the Corporation's Executive Vice President and Chief Development Officer.

(4) As of August 27, 2001, Mr. McBride ceased to be the Corporation's Vice President and Chief Information Officer.

(5) In January 2001, the Board of Directors authorized the issuance to Dr. Fuery of options to purchase 92,300 shares of Common Stock in connection with the Corporation's issuance of the Series E Stock.

(6) Mr. Hymowitz was granted options to purchase 200,000 shares of Common Stock in connection with the reorganization. Following the completion of the Corporation's reorganization with U.S. Cancer in January 2001, Mr. Hymowitz resigned from his positions as the Corporation's President and sole director.

* In connection with the Corporation's reorganization with U.S. Cancer Care, options issued in accordance with the 1998 Stock Option Plan of U.S. Cancer Care were exchanged on a one-for-one basis for options in the Corporation.

OPTION VALUES

         The following table summarizes for Mitchell Hymowitz and the Named Executive Officers the total number of unexercised stock options held at December 31, 2000 and the aggregate dollar value of in-the-money, unexercised options held at December 31, 2000. The value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise or base price and the fair market value (i.e., the closing sale price on such date) of the underlying common stock on December 29, 2000 (the last trading day in fiscal
2000), which was $ 0.2812 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be, realized. The stock options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of the common stock on the date of exercise. There can be no assurance that these values will be realized.

                                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                              SHARES                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON                       OPTIONS AT YEAR END            YEAR END ($) EXERCISABLE/
NAME                          EXERCISE         VALUE REALIZED   EXERCISABLE/ UNEXERCISABLE     UNEXERCISABLE
----                          --------         --------------   --------------------------     -------------
W. Brian Fuery(1)                    0                0         473,700/0                      $128,467.44/$0
Richard W. Padelford (2)             0                0         58,333/231,667
Randy C. Sklar (3)                   0                0         300,000/0                      $81,360/$0
Douglas A. McBride(4)                0                0         39,500/140,500
Jeffrey A. Goffman                   0                0         80,833/29,167
John J. Fuery                        0                0         346,300/0                      $93,916.56/$0
Mitchell Hymowitz (5)                0                0         200,000/0                      $54,240/$0

(1) As of July 13, 2001, Mr. Fuery ceased to be a member of the Corporation's Board of Directors.

(2) As of August 30, 2001, Mr. Padelford ceased to be the Corporation's President and Chief Operating Officer.

(3) As of June 22, 2001, Mr. Sklar ceased to be the Corporation's Executive Vice President and Chief Development Officer.

(4) As of August 27, 2001, Mr. McBride ceased to be the Corporation's Vice President and Chief Information Officer.

(5) Following the completion of the Corporation's reorganization with U.S. Cancer in January 2001, Mr. Hymowitz resigned from his positions as the Corporation's President and sole director.

COMPENSATION OF THE BOARD OF DIRECTORS

         Standard Arrangement

         Each non-employee member of the Corporation's Board of Directors and each non-employee member of a committee of the Corporation's Board of Directors is granted, for each meeting they attend, options to purchase 1,000 shares of Common Stock, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant.

         Other Arrangements

         Each of Messrs. Jacobson, Rausser and Trotman and Dr. Fuery received $10,000 in connection with his service as a member of the Board of Directors of U.S. Cancer Care for the year 2000. Mr. Fuery received $5,000 in connection with his service as a member of the Board of Directors of U.S. Cancer Care for the year 2000. Dr. Paryani and Mr. Zeeman received options to purchase 50,000 shares of Common Stock, at an exercise price equal to $2.00 per share, in connection with the Corporation's reorganization with U.S. Cancer Care in January 2001.

EMPLOYMENT CONTRACTS

         Mr. Goffman serves as the Corporation's Chief Executive Officer pursuant to the terms of a five-year employment agreement, which expires on May 22, 2005. Under the terms of his employment agreement, Mr. Goffman receives a base salary of $250,000 per year which increases by at least 5% each year. In addition, Mr. Goffman receives a bonus ranging from a minimum of $50,000 to a maximum of $100,000. His bonus increases on a pro rata basis based upon investments in Common Stock. For Mr. Goffman to obtain the minimum bonus there must be a $3 million investment, and for Mr. Goffman to obtain the maximum bonus there must be a $5 million investment. If Mr. Goffman's employment agreement is terminated by the Corporation for any reason other than "cause," as defined in Mr. Goffman's employment agreement, he is entitled to the following severance:

         (1) One-sixth (1/6) of his then annual salary, plus one-sixth (1/6) of any bonus paid to him or accrued for his benefit within the previous twelve (12) months.

         (2) All of his employee stock options will immediately vest and he will become entitled to a cashless exercise of his employee stock options. In accordance with his cashless exercise, the Corporation will issue shares of Common Stock with a value equal to the difference between the fair market value of the Common Stock and the exercise price of the options.

         (3)  Any and all accrued vacation pay, back wages and accrued sick pay.

         (4) Medical benefits until Mr. Goffman becomes eligible for another employer's health insurance or six months, whichever occurs first.

         If Mr. Goffman's employment agreement is terminated by reason of death or long-term disability, then he is entitled to one-sixth of his then annual base salary, plus one-sixth of any bonuses paid or accrued to him within the previous 12 months.

         Under the terms of his employment agreement, Mr. Goffman received options to purchase 200,000 shares of Common Stock, at an exercise price of $2.00 per share.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee's primary duties and responsibilities are to (i) monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (ii) monitor the independence and performance of the Corporation's independent auditors and (iii) provide an avenue of communication among the independent auditors, management and the Board of Directors. As of the date of this Proxy Statement, the Board of Directors has not adopted a written charter with respect to the Audit Committee's roles and responsibilities.

         Prior to the Corporation's reorganization with U.S. Cancer Care in January 2001, the Corporation had limited assets, no operations or revenues, one member on its Board of Directors and did not have an audit committee. Following the consummation of the reorganization, the Corporation acquired the operations of U.S. Cancer Care (which represents the Corporation's sole business) and the audit committee of U.S. Cancer Care became the Audit Committee of the Corporation.

         The Corporation reported the financial statements of U.S. Cancer Care in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000. At that time, W. Brian Fuery, Stanley A. Trotman and John H. Zeeman, each of whom is financially literate and has accounting or related financial management experience (as the Board of Directors interprets those qualifications), were the members of the Audit Committee. Mr. Fuery (who no longer is a member of the Audit Committee or the Board of Directors) is not "independent," as that term is defined under the National Association of Securities Dealers, Inc.'s listing standards. Mr. Trotman and Mr. Zeeman (both of whom are members of the current Audit Committee) are "independent" as defined under the National Association of Securities Dealers, Inc.'s listing standards.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Corporation's audited financial statements with its management and Moore Stephens, P.C., its independent auditors. The Audit Committee also discussed with Moore Stephens the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). This included a discussion of the independent auditor's judgments as to the quality, not just the acceptability, of the Corporation's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Moore Stephens required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee discussed the independence of Moore Stephens with that firm.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited financial statements included in the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

                                            AUDIT COMMITTEE*
                                            Stanley A. Trotman
                                            John H. Zeeman

* Effective July 13, 2001, W. Brian Fuery resigned from the Board of Directors and, accordingly, ceased to be a member of the Corporation's Audit Committee. The current members of the Audit Committee are Stanley A. Trotman, John H. Zeeman and Charles J. Jacobson.

            FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

         For the fiscal year ended December 31, 2000, Moore Stephens, P.C., the Corporation's independent auditors and principal accountant, billed the approximate fees set forth below:

         AUDIT FEES                                         $55,000

         FINANCIAL INFORMATION SYSTEM DESIGN*               $0

         ALL OTHER FEES*                                    $20,000


         * The Audit Committee has considered whether the provision of such services by Moore Stephens is compatible with maintaining Moore Stephens' independence.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         On February 21, 2000, Mitchell Hymowitz (who at the time was the Corporation's President, sole director and only salaried employee) dismissed Moore Stephens, P.C. as the Corporation's independent auditor and engaged Paritz & Company, P.A. The decision to dismiss Moore Stephens was based solely on a decision to reduce expenses. At the time, the Corporation had limited operations and did not want to incur the expense of a larger firm such as Moore Stephens. There were no disagreements with Moore Stephens on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, none of the audit reports provided by Moore Stephens contained an adverse opinion, or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. A letter from Moore Stephens confirming the statements in this paragraph was filed with the Commission on July 17, 2001 as Exhibit 16.2 to the Corporation's Registration Statement on Form SB-2.

         On January 16, 2001, the Corporation dismissed Paritz & Company as the Corporation's independent auditor and retained Moore Stephens (who served as U.S. Cancer Care's independent auditors immediately prior to the Corporation's reorganization) to audit the Corporation's financial statements for the year ended December 31, 2000. The Corporation's decision to dismiss Paritz & Company followed the Corporation's reorganization with U.S. Cancer Care. As noted above, the Corporation had limited operations prior to the reorganization and the operations of U.S. Cancer Care were significant. For this reason, the Board of Directors felt that it was appropriate to engage U.S. Cancer Care's independent auditor as the Corporation's new independent auditor.

         There were no disagreements with Paritz & Company. Paritz & Company's audit reports on the Corporation's financial statements for the years ended August 31, 2000 and August 31, 1999 were included in the Corporation's Annual Report on Form 10-KSB and in the Corporation's Registration Statement on Form 10-SB, which were filed on December 12, 2000 and on June 13, 2000, respectively. None of the audit reports provided by Paritz & Company contained an adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope or accounting principles. A letter from Paritz & Company confirming the statements in this paragraph was filed with the Commission on March 6, 2001 as
Exhibit 16.1 to the Corporation's Current Report on Form 8-K.

         Prior to the Corporation's engagement of Moore Stephens, there were no consultations between the Corporation and Moore Stephens relating to disagreements with Paritz & Company, how accounting principles would be applied by Moore Stephens to a specific transaction or the type of opinion that Moore Stephens might render.

                              CERTAIN TRANSACTIONS

         In December 2000, the Corporation's wholly-owned subsidiary, U.S. Cancer Care issued a $123,511 promissory note to Dr. Shyam B. Paryani, the Chairman of the Corporation's Board of Directors. The note is for a term of 6 years, bears interest at 9% per annum and is secured by certain property.

         The Corporation leases the Florida Cancer Center -Beaches, the Florida Cancer Center-Orange Park, the Florida Cancer Center-St. Johns, the Florida Cancer Center-Palatka and the Florida Cancer Center-Wells Complex Clinic from entities affiliated with Dr. Paryani and Dr. John W. Wells. Dr. Paryani is the Chairman of the Corporation's Board of Directors and Dr. Wells is a member of the Corporation's Board of Directors. The Corporation's annual rental payments, in accordance with the terms of these leases, are $95,000 (Beaches), $136,500 (St. Johns), $151,000 (Orange Park), $102,000 (Palatka) and $152,700 (Wells).

Certain Transactions with DVI Financial Services, Inc.

         As a way of financing certain aspects of its operations, the Corporation obtains financing from DVI Financial Services, Inc. (one of its shareholders). The Corporation has entered into a series of financing agreements with DVI. At September 30, 2001, the principal amount of borrowings under these agreements was approximately $10,600,000, with interest rates ranging from 9.7% to 12.3 %. The Corporation pays approximately $292,000 per month pursuant to these agreements.

         The Corporation has entered into an agreement with DVI to provide the Corporation with a revolving line of credit, which expires each December 31st but is renewable each December 31st for a one-year term. The maximum amount available under this credit facility is $3,200,000, with advances limited to eighty-five percent (85%) of eligible accounts receivable. Borrowings under the line of credit bear interest at a rate that ranges between 2% to 2.25% over the prime lending rate. At September 30, 2001, we had approximately $2.8 million of borrowings under this credit facility.

         The Corporation's Calallen Regional Cancer Center is subject to a $1,911,333 mortgage and the Corporation's Valley Regional Cancer Center is subject to a $480,065 mortgage. Each mortgage was issued by DVI.

         In September 2001, the Corporation entered into an exchange agreement with DVI whereby:

o DVI exchanged 1,000 shares of its Series B Cumulative Accelerating Redeemable Preferred Stock, par value $0.001 per share (the "Series B Stock"), together with all accrued and unpaid dividends on the Series B Stock, for an aggregate of 1,337,738 shares of the Corporation's Common Stock (147,262 shares of Common Stock were issued as payment for accrued and unpaid dividends); and

o DVI agreed not to exercise its right to convert its shares of the Series C Cumulative Accelerating Redeemable Preferred Stock, par value $0.001 per share, into shares of the Corporation's Common Stock until September 7, 2002.

Certain Transactions with W. Brian Fuery

         In April 2000, the Corporation's wholly-owned subsidiary, U.S. Cancer Care, entered into a partnership agreement with U.S. Cancer Management Corporation, a corporation wholly owned by W. Brian Fuery (a former member of the Corporation's Board of Directors) for the purpose of developing and building outpatient radiation treatment centers in Northern California. Pursuant to the terms of this partnership agreement, all profits realized by the partnership are distributed 51% to U.S. Cancer Management Corporation and 49% to U.S. Cancer Care. In addition, the partnership agreement required U.S. Cancer Care to provide the partnership with a $300,000 loan (which was provided in May 2001) and to provide or obtain financing for the development of new centers in Rhonert Park and Fresno, California. If U.S. Cancer Care failed to provide the partnership with the loan or fails to provide or obtain the required financing for the centers, its interest in these centers will automatically be reduced from 49% to 5%. In September 2001, U.S. Cancer Management Corporation notified U.S. Cancer Care that its interest in each of these centers has been reduced to 5%. See "LEGAL PROCEEDINGS."

         Prior to September 1, 2001, the Corporation leased the Ceres Storage Warehouse, a storage warehouse located in Ceres, California, from Mr. Fuery. The Corporation paid $28,500 annually to rent this facility. See "LEGAL PROCEEDINGS."

Certain Transactions with Dr. John J. Fuery

         In December 1998, the Corporation's wholly-owned subsidiary, U.S. Cancer Care purchased $735,000 of medical equipment and spare parts from a company owned by Dr. John J. Fuery. U.S. Cancer Care funded the transaction by issuing a $735,000 promissory note, having a term of 7 years and bearing interest at 6% per annum. At December 31, 2000, there was $586,187 in principal outstanding under this promissory note. See "LEGAL PROCEEDINGS."

         In June 1999, U.S. Cancer Care received a $300,000 unsecured loan bearing interest at 9% per annum from Dr. Fuery. Interest expense on this loan amounted to approximately $24,750 and $21,000 for the years ended December 31, 2000 and 1999, respectively. At December 31, 2000, there was $300,000 in principal outstanding under this loan.

         In September 2000, U.S. Cancer Care issued a $189,000 promissory note to Dr. Fuery in exchange for his forfeiture of certain shares. This note does not bear interest and is payable in thirty-six monthly installments of $5,250. At December 31, 2000, there was $168,000 in principal outstanding under this promissory note.

         In May 2001, the Corporation entered into an agreement with Dr. Fuery and Continuum Capital Partners, Inc. in connection with the settlement of Dr. Fuery's claim that certain indebtedness owed to him was due and payable. Pursuant to the terms of this agreement: (i) Dr. Fuery was paid a lump sum of cash in the amount of $428,000; (ii) $766,551.69 (representing principal, interest, expenses, rents and other amounts due to Dr. Fuery) converted into 358,168 shares of our Common Stock, at a conversion price of $2.00 per share;
(iii) Continuum Capital Partners, Inc. was given the right to purchase, on or before November 10, 2002, 358,168 shares of our Common Stock held by Dr. Fuery, at an exercise price of $2.25 per share; and (iv) Dr. Fuery was given the right to require the Corporation to purchase any portion of his 358,168 shares of Common Stock that is not purchased by Continuum Capital Partners, Inc. at $2.00 per share. See "LEGAL PROCEEDINGS."

         The Corporation leases the East Bay Regional Cancer Center, the Turlock Regional Cancer Center and the Sonora Cancer Center from a corporation owned by Dr. Fuery. The Corporation's rental payments, in accordance with the terms of these leases, are $200,000 (East Bay), $109,600 (Turlock) and $67,000 (Sonora). See "LEGAL PROCEEDINGS."

                                LEGAL PROCEEDINGS

     On October 23, 2001, the Corporation's wholly owned subsidiary, U.S. Cancer Care, Inc., filed a lawsuit in the Superior Court of the State of California for the County of Alameda against Dr. John J. Fuery (a member of the Board of Directors), the Oncology Corporation (a company controlled by Dr. Fuery), W. Brian Fuery (the son of Dr. Fuery and a former member of the Board of Directors), Stunner Corporation (a company controlled by Mr. Fuery) and U.S. Cancer Management Corporation (a company controlled by Mr. Fuery). The complaint includes the following allegations:

o Mr. Fuery, while serving as the Corporation's Chief Executive Officer and a member of the Board, caused the Corporation to enter into a warehouse lease with a corporation controlled by him without notifying or seeking the approval of the Board. The Corporation is seeking recission of the lease and repayment of $28,476.00 rent paid under the lease.

o Mr. Fuery, while serving as the Corporation's Chief Executive Officer and a member of the Board, operated a company controlled by him out of the Corporation's principal executive office in Walnut Creek, California. The Corporation is seeking unspecified monetary damages in connection with this claim.

o Dr. Fuery, while serving as a member of the Board, misrepresented the quality of certain medical equipment sold to the Corporation by a company controlled by him. The Corporation is seeking the recovery of the consideration paid for such equipment and unspecified monetary damages in connection with this claim.

o Dr. Fuery, while serving as a member of the Board, interfered with the operations of the Corporation. The Corporation seeks unspecified monetary damage in connection with this claim.

o Certain forfeiture provisions of the Corporation's partnership agreement with a company controlled by Mr. Fuery are unenforceable.

                                 PROPOSAL NO. 2
          APPROVAL OF ONCURE TECHNOLOGIES CORP. 2001 STOCK OPTION PLAN

         At the Annual Meeting, the Shareholders will be asked to approve the Stock Option Plan in the form attached hereto as Annex A. The Stock Option Plan was approved by the Board of Directors on November 1, 2001. The purpose of the Stock Option Plan is to benefit and advance the interests of the Corporation by rewarding selected employees, officers, directors and consultants of the Corporation and its subsidiaries for their contributions to the Corporation's financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards. The Stock Option Plan replaces U.S. Cancer Care's stock option plan. All of the options granted under U.S. Cancer Care's stock option plan were exchanged for substantially similar options under the Stock Option Plan.

STOCK OPTION PLAN

         The following is a summary of the material provisions of the Stock Option Plan. Such summary should, however, be read in conjunction with, and is qualified in its entirety by the complete text of the Stock Option Plan as set forth in Annex A to this Proxy Statement and incorporated herein by reference.

         General Information. The Stock Option Plan provides for the issuance of options (each an "Option") to purchase up to 3,000,000 shares of Common Stock. Each Option may be either an Incentive Stock Option ("ISO") as defined in
Section 422 of the Internal Revenue Code, as amended (the "Code") or a Non-Qualified Stock Option ("NQSO"). The Stock Option Plan also provides for stock appreciation rights ("SARs") (which are payments in cash and/or shares of stock equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR's related Option over the exercise price of the Option). The Stock Option Plan is designed to aid the Corporation and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees, officers, directors and consultants of the Corporation (collectively referred to as "Eligible Persons") to purchase a proprietary interest in the Corporation, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Corporation and its subsidiaries. Approximately 110 persons are currently eligible for grants of Options under the Stock Option Plan. Any one participant may be granted Options to purchase a maximum of 450,000 shares of Common Stock in any calendar year (subject to adjustment as described below). Generally, any Option granted under the Stock Option Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for award under the Stock Option Plan. Upon the exercise of a SAR, the Option to which such SAR is related shall be deemed to have been exercised for the purpose of determining the amount of shares issued pursuant to the Stock Option Plan and to any participant.

         Term. The Stock Option Plan will terminate on December 5, 2010, unless the Board of Directors, in its sole discretion, terminates the Stock Option Plan prior to that date.

         Plan Administration. The Board of Directors or in the Board of Directors' discretion the Compensation Committee of the Board of Directors shall administer the Stock Option Plan. The Compensation Committee has the full authority to: (i) select those key employees from among the Eligible Persons who will receive Options; (ii) determine the number of shares of Common Stock for which an Option will be granted and the terms and conditions of any Option granted under the Stock Option Plan and all other matters to be determined in connection with an Option; (iii) amend the guidelines and practices governing the Stock Option Plan; (iv) interpret the terms and provisions of the Stock Option Plan and any award issued under the Stock Option Plan; and (v) otherwise supervise the administration of the Stock Option Plan. Each member of the Compensation Committee is both a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" as that term is defined for the purposes of Section 162(m) of the Code.

         The Stock Option Plan (including the Compensation Committee's authority pursuant to the Stock Option Plan) may be wholly or partially amended or otherwise modified, or suspended at any time or from time to time by the Board of Directors. However, any amendment which would require the approval of Shareholders in order for options granted under the Stock Option Plan to satisfy the requirements of Section 162(m) and/or Section 422 of the Code, or by any other federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, can only be adopted subject to approval of the shareholders of the Corporation.

         Neither the amendment, suspension nor termination of the Stock Option Plan shall, without the consent of the holder of such Option, materially alter or impair any rights or obligations under any Option theretofore granted.

         Options and SARs Issued Under the Stock Option Plan. The terms of specific Options and SARs are determined by the Compensation Committee. The per share exercise price of the Common Stock subject to Options shall be determined by the Compensation Committee at the time the Option is granted and in the case of ISOs shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. However, in the case of ISOs granted to a holder of shares representing at least 10% of the total combined voting power of the Corporation, or of any subsidiary or parent thereof (a "10% Shareholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. Each Option will be exercisable during the period or periods specified by the Compensation Committee, and set forth in an option agreement, which period or periods in case of ISOs shall not exceed 10 years from the date of grant, or five years, in the case of ISOs granted to a 10% Shareholder. Options relating to exercised SARs will no longer be exercisable to the extent that the related SARs have been exercised.

         SARs may only be granted in conjunction with an Option granted under the Stock Option Plan. In the case of a NQSO, SARs may be granted either at or after the time of the grant of such Option. In the case of an ISO, SARs may be granted only at the time of the grant of such Option. SARs will terminate and no longer be exercisable upon the termination or exercise of the related Option, subject to such provisions as the Committee may specify at grant where a SAR is granted with respect to less than the full number of shares covered by a related Option. SARs will be exercisable only at such time or times and to the extent that Options to which they relate shall be exercisable, subject to compliance with Rule 16b-3 under the Exchange Act.

         The Stock Option Plan provides that the Compensation Committee shall make adjustments with respect to the unexercised portion of any Option to prevent the inequitable dilution or enlargement of the rights of any holder of an Option. In the event of a change of control of the Corporation, all Options and SARs granted under the Stock Option Plan that are still outstanding and not yet vested or exercisable will become immediately vested and will be exercisable for the duration of their terms. All Options and SARs that are exercisable as of the effective date of a change of control of the Corporation will remain exercisable for the duration of their terms. Under the Stock Option Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, of any securities of the Corporation such that, as a result of such acquisition, such person or group, beneficially owns, directly or indirectly, more than 40% of the combined voting power of the Corporation's then outstanding voting securities; (ii) a majority of the members of the Board of Directors are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election; (iii) the Shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the outstanding voting securities of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power of the Corporation or the surviving entity; or (iv) the Shareholders of the Corporation approve a plan of complete liquidation of the Corporation or the sale or disposition of all or substantially all of the Corporation's assets.

         The Compensation Committee will determine whether the exercise price of an Option will be paid in cash or by the surrender at fair market value of Common Stock, or by any combination of cash and shares of Common Stock, including, cash, Common Stock, other Options or other property. The Compensation Committee may determine the methods of exercise and settlement and certain other terms of the SARs.

         Outstanding Options Subject to the Plan. As of the date of this Proxy Statement, Options granted to purchase an aggregate of 1,451,666 shares of Common Stock (with per share exercise prices ranging from $.01 to $2.50 and expiration dates ranging from May 22, 2003 to January 22, 2011) were outstanding under the Stock Option Plan. Options granted under U.S. Cancer Care's stock option plan were exchanged for Options to purchase 863,666 shares of Common Stock under the Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a description of the federal income tax consequences under the Code of the grant and exercise of Options and SARs awarded under the Stock Option Plan. This description does not purport to be a complete description of the federal income tax aspects of the Stock Option Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular employee eligible to receive Options.

         There will be no federal income tax consequences to employees or the Corporation on the grant of a NQSO. On the exercise of a NQSO, the employee generally will have taxable ordinary income, subject to withholding, equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Corporation will be entitled to a tax deduction for its taxable year in which the employee includes the income, and in an amount equal to the amount of income recognized by the employee provided the Corporation complies with applicable withholding and/or reporting rules. Any ordinary income realized by an employee upon exercise of a NQSO will increase his tax basis in the Common Stock thereby acquired.

         There will be no federal income tax consequences to employees or the Corporation on the grant of a SAR. On the exercise of a SAR, the employee generally will have taxable ordinary income, subject to withholding, equal to the amount of cash received or the fair market value of the shares of Common Stock received. The Corporation will be entitled to a tax deduction for its taxable year in which the employee includes the income, and in an amount equal to the amount of income recognized by the employee provided the Corporation complies with applicable withholding and/or reporting rules.

         With respect to ISOs, no compensation income is recognized by an employee, and no deduction is available to the Corporation upon either the grant or exercise of an ISO, provided that, with respect to the exercise of an ISO,
(i) the optionee does not dispose of the shares of Common Stock acquired upon such exercise (x) within two years after the date on which the ISO is granted or
(y) within one year after the date on which such shares are transferred to him, and (ii) the optionee is an employee of the Corporation at all times during the period which begins on the date on which the ISO is granted, and which ends three months before the date of exercise. However, the difference between the exercise price of an ISO and the market price of the Common Stock acquired on the date of the exercise of the ISO will be included in alternative minimum taxable income of a participant for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of ISOs for the foregoing 2-year and 1-year periods, any gain recognized by the participant on a sale of such shares will be treated as capital gain. The gain recognized upon the sale is the difference between the option price and the sale price of the Common Stock. Thus, the net federal income tax effects on the holder of ISOs generally is to defer, until the shares are sold, taxation (other than for alternative minimum tax purposes) of any increase in the value of the Common Stock from the time of exercise to the time of sale, and to treat such gain as capital gain. If the optionee sells the shares prior to the expiration of either holding period set forth above (a "disqualified disposition"), the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date of the exercise of the ISO. The Corporation will be entitled to take a deduction equal to the amount of the ordinary income which the optionee realizes. The ordinary income is taken into account by the optionee, and the deduction may be taken by the Corporation, in the year of the disposition. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the amount realized on the sale is less than the optionee's adjusted basis the compensation income required to be recognized thereby, and the corresponding deduction allowed to the Corporation, would be limited to the excess, if any, of the amount realized on the sale over the exercise price.

         An employee who surrenders shares of Common Stock in payment of the exercise price of an Option will not recognize gain or loss on his or her surrender of such shares, but, in the case of an NQSO, will recognize ordinary income, as compensation, on the exercise of an NQSO as described below. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal, in general, to their fair market value on the date of exercise in the case of an NQSO, and zero in the case of ISO, and the capital gains holding period will begin on the date of exercise. The use by an employee of shares of Common

Stock previously acquired pursuant to the exercise of an ISO will be treated as a taxable disposition if the transferred shares have not been held by the employee for the requisite holding periods described above.

         If the Corporation delivers cash, in lieu of fractional shares, the employee will recognize ordinary income equal to the amount of cash paid. An amount equal to any such ordinary income will be deductible by the Corporation.

         Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated executive officers, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Since an employer is not entitled to a deduction upon the grant or exercise of an ISO in any event (except in the case of a disqualified disposition), this provision generally does not affect the Corporation's tax treatment with regard to ISOs. Options (other than ISOs) granted under a plan approved by shareholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant are considered performance-based compensation, if certain requirements are met. If approved at the Annual Meeting of the Shareholders, the Stock Option Plan will meet such requirements and, accordingly, any income realized by employees with respect to the Stock Option Plan will not subject to the deduction limitation of Section 162(m).

NEW PLAN BENEFITS

         As of the date of this Proxy Statement, no Options have been granted with respect to any shares of Common Stock which are authorized under the Stock Option Plan. In addition, because awards under the Stock Option Plan may be granted at the discretion of the Compensation Committee, the Corporation cannot currently determine the number of options that may be granted under the Stock Option Plan, if approved.

RESTRICTIONS ON RESALE

         Registration Under the Securities Act. The Corporation will register the exercise of the Options and the acquisition of the shares of Common Stock underlying the Options on a Registration Statement on Form S-8 filed with the Commission. The Commission has indicated that optionees who have acquired shares pursuant to a bona fide public offering registered on Form S-8 and who are not affiliates of the Corporation, at the time of their proposed reoffer or resale, may generally resell or reoffer the shares so acquired. Optionees who are affiliates of the Corporation may resell or reoffer shares acquired pursuant to an Option only if such reoffer or resale is made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to a prospectus which meets the requirements of General Instruction C of Form S-8. In the case of affiliates, the exemption provided by Rule 144 under the Securities Act would be available so long as the Corporation continues to be in compliance with the reporting requirements and the affiliate complies with the volume limitations and the other requirements of that rule.

         Exemption from Section 16(b) of the Exchange Act. The Stock Option Plan meets the requirements of Rule 16b-3 of the Exchange Act, which exempts the acquisition of certain options under the Stock Option Plan from the operation of
Section 16(b) under the Exchange Act.

RECOMMENDATION

         The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to approve the Stock Option Plan so that the Corporation can continue to attract, retain and motivate qualified employees and to align their interests with those of the Corporation's shareholders. Approval of the Stock Option Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, the Board of Directors recommends that you vote FOR the approval of the Stock Option Plan.

                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                  SHAREHOLDER PROPOSALS FOR NEXT YEAR'S MEETING

         Any Shareholder that intends to present a proposal for shareholders vote at the 2002 Annual Meeting of Shareholders must give written notice to the Secretary of the Corporation not less than 45 days prior to the anniversary date of this Proxy Statement. The notice must contain specified information about the proposed business and the Shareholder making the proposal. If a Shareholder gives notice of a proposal after the deadline, the Corporation's proxy holders will have discretionary authority to vote on this proposal when and if raised at the 2002 Annual Meeting. In addition, in order to include a shareholder proposal in the Corporation's proxy statement and form of proxy for the 2002 Annual Meeting, such proposal must be received by the Corporation at its principal executive offices no later than the close of business on the 120th day prior to the anniversary date of this Proxy Statement and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

         The Annual Report to Shareholders of the Corporation on Form 10-KSB for the fiscal year ended December 31, 2000 as filed with the Commission on April 17, 2001, as amended on September 21, 2001 and amended on October 18, 2001(the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement.

         Upon the written request of any shareholder of the Corporation, management will provide, free of charge, a copy of the Annual Report, including the financial statements and schedules thereto. Requests should be mailed to:
OnCure Technologies Corp., 7450 East River Road, Suite 3, Oakdale, CA 95361,
Attention: Secretary.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation's financial statements for the year ended December 31 2000 have been examined by the firm of Moore Stephens, P.C., independent certified public accountants. Representatives of Moore Stephens, P.C., are not expected to be present at the Annual Meeting or to respond to questions at the Annual Meeting but will be given the opportunity to make a statement if they so desire.

         The Board of Directors intends to review the appointment of independent certified public accountants at a meeting subsequent to the Annual Meeting.

                              COST OF SOLICITATION

         The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communication. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

         It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy card and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                           By Order of the Board of Directors,


                                           /s/ Jeffrey A. Goffman
                                           -------------------------
                                           JEFFREY A. GOFFMAN
                                           Chief Executive Officer,
                                           President & Secretary

Dated:   November 8, 2001

                                                                         Annex A

                            ONCURE TECHNOLOGIES CORP.

                             2001 STOCK OPTION PLAN

                         ..............................

SECTION 1.  Purpose of the Plan

            The purpose of the OnCure Technologies Corp.'s 2001 Stock Option Plan (the "Plan") is to further the interests of OnCure Technologies Corp. (the "Company"), its Subsidiaries (as defined herein) and its stockholders by providing long-term incentives to those employees, officers, directors and consultants of the Company (collectively referred to as "Eligible Persons") and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries, and to retain and reward Eligible Persons of the Company and its Subsidiaries, and strengthen the mutuality of interests between such Eligible Persons and the Company's stockholders by granting them options to acquire the common stock, $0.001 par value, of the Company ("Common Stock"). The Plan provides that the Company may grant Incentive Stock Options, Non-Qualified Stock Options, and Stock Appreciation Rights (all as defined herein).

SECTION 2.  Definitions

            For the purposes of the Plan, the following terms shall be defined as set forth below:

            (a) "Change of Control" means and includes each of the following:
(i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 40% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

            Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

            (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (c) "Common Stock" means the common stock, $.001 par value, of the Company.

            (d) "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            (e) "Eligible Persons" means all key employees, officers and directors of, or consultants to, the Company or any Subsidiary of the Company.

            (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            (g) "Fair Market Value" means, the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of the Company's Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Common Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Common Stock is primarily traded. If the shares are not listed or traded on any national securities exchange, the Fair Market Value shall be the average of the last high closing bid price and the low closing asked price as reported on an inter-dealer quotation system. In the absence of any available public quotations for the Common Stock, the Board of the Company shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

            (h) "Incentive Stock Option" or "ISO" means any Option designated as an "incentive stock option" within the meaning of Section 422 of the Code.

            (i) "Non-Qualified Stock Option" or "NSO" means any Option that is not an ISO.

            (j) "Option" or "Stock Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Common Stock at a specified price during specified time periods. An Option may be either an ISO or a NSO.

            (k) "Option Agreement" shall mean the written agreement, instrument or document evidencing an Option.

            (l) "Participant" shall mean any individual receiving Options under the Plan.

            (m) "Plan" means this OnCure Technologies Corp. 2001 Stock Option Plan.

            (n) "Stock Appreciation Right" or "SAR" means the right pursuant to an award granted under Section 7 below to surrender to the Company all (or a portion) of an Option in exchange for an amount equal to the difference between
(i) the Fair Market Value, as of the date such Option (or portion thereof) is surrendered, of the shares of Common Stock covered by such Option (or such portion thereof), subject, where applicable, to the pricing provisions in
Section 7(b)(ii), and (ii) the aggregate exercise price of such Option (or such portion thereof).

            (o) "Subsidiary" shall mean any subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

SECTION 3.  Administration of the Plan

            The Plan shall be administered by the Board of Directors or, in its discretion, the Compensation Committee of the Board of Directors of the Company (such administering body being referred to herein as, the "Committee"), provided that the Committee satisfies the requirements of Rule 16b-3 under the Exchange Act. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Eligible Persons, Participants, persons claiming rights from or through Participants and stockholders of the Company.

            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select those key employees from among the Eligible Persons who will receive Options pursuant to the Plan ("Participants"); (b) to determine the number of shares of Common Stock for which an Option will be granted and the terms and conditions of any Option granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Option and waivers or accelerations thereof, and waivers of, or modifications to, performance conditions relating to an Option, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Option; (c) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules, regulations, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (d) to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and (e) to otherwise supervise the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary, or to unaffiliated service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

SECTION 4.  Eligibility

            Participants in the Plan shall be selected by the Committee in its sole discretion from among the Eligible Persons of the Company and its Subsidiaries.

SECTION 5.  Plan Limitations; Stock Subject to the Plan

            Subject to the provisions of Section 9 hereof, the maximum aggregate number of shares of Common Stock, available for issuance as Options or SARs under the Plan shall not exceed 3,000,000 shares. The maximum number of shares of Common Stock which may be granted as Options or SARs to any Participant in any calendar year shall not exceed 450,000 shares.

            No Option may be granted if the number of shares to which such Option relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Options, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Option are forfeited or such Option is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Option shall, to the extent of any such forfeiture, settlement, or termination, again be available for Options under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Option to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Option.

SECTION 6.  Option Terms and Conditions

         (a) General. Options may be granted on the terms and conditions set forth in this Section 6. Each Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter (subject to Section 9), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Options shall be evidenced by an Option Agreement and Notice of Stock Option Grant.

         (b) Options. Options granted to Participants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

            (i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, provided, however, that the exercise price of an ISO may not be less than the Fair Market Value of the Company's Common Stock on the date of grant (110% of such Fair Market Value in the case of a grant of an ISO to a 10% stockholder of the Company).

            (ii) Term of Options. The term of each Option shall, except as provided herein, be for such period as may be determined by the Committee and shall be indicated on the Optionee's Notice of Stock Option Grant, attached as Schedule A to the Optionee's Stock Option Agreement; provided, however, that in no event shall the term of any ISO exceed a period of ten (10) years from the date of its grant (five years in the case of an award of an ISO to a 10% stockholder of the Company) or such shorter period as may be applicable under
Section 422 of the Code.

            (iii) Exercisability; Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Common Stock, or by any combination of cash and shares of Common Stock, including, without limitation, cash, Common Stock, other Options, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Common Stock will be delivered or deemed to be delivered to Participants.

            No shares of Common Stock shall be issued until full payment therefor has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Common Stock, and compliance with the applicable requirements, if any, of Section 13(a), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Option.

            (iv) Incentive Stock Options. Options intended to be ISOs shall be granted only to Participants who are key employees of the Company or any Subsidiary of the Company. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten (10) years after the effective date of the Plan.

            Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or without the consent of the Participant(s) affected, to disqualify any ISO under Section 422.

            (v) Non-Qualified Stock Options. NSOs may be granted to the Company's or any Subsidiary of the Company's employees, officers, directors, consultants and advisors.

SECTION 7.  Stock Appreciation Rights

         (a) Grant and Exercise. SARs may be granted in conjunction with all or part of any Option granted under the Plan. In the case of a NSO, such rights may be granted either at or after the time of the grant of such Option. In the case of an ISO, such rights may be granted only at the time of the grant of such Option.

            A SAR or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, subject to such provisions as the Committee may specify at grant where a SAR is granted with respect to less than the full number of shares covered by a related Option. A SAR may be exercised by a Participant, subject to Section 7(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). Options relating to exercised SARs shall no longer be exercisable to the extent that the related SARs have been exercised.

         (b) Terms and Conditions. SARs shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

            (i) SARs shall be exercisable only at such time or times and to the extent that Options to which they relate shall be exercisable in accordance with the provisions of Section 6, 8, 9 and this Section 7 of the Plan; provided, however, that any SAR granted to a Participant subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Option, and the exercise of any SARs held by Participants who are subject to Section 16(b) of the Exchange Act, shall comply with Rule 16b-3 promulgated thereunder, to the extent applicable.

            (ii) Upon the exercise of a SAR, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the SAR shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares of Stock, the number of shares to be paid shall be calculated on the basis of the average of the last reported closing bid and asked prices on the New York Stock Exchange, or, if the Stock is not listed or admitted to trading on such exchange, the last reported sales price, or in case no such reported sales price is quoted on such day, the average of the last reported closing bid and asked prices on the principal national securities exchange (including, for purposes hereof, the National Association of Securities Dealers, Inc. National Market) on which the Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the last high closing bid price and the low closing asked price as reported on an inter-dealer quotation system during the applicable period referred to in Rule 16b-3 (e) promulgated under the Exchange Act. In the absence of any available public quotations for the Common Stock, the Board shall determine in good faith the fair value of the Common Stock during the applicable period referred to in Rule 16b-3 (e) promulgated under the

Exchange Act, which determination shall be set forth in a certificate by the Secretary of the Company.

            (iii) SARs shall be transferable only when and to the extent that the underlying Option would be transferable under Section 10(d) of the Plan.

            (iv) Upon the exercise of a SAR, the Option or part thereof to which such SAR is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 of the Plan on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares issued under the SAR at the time of exercise based on the value of the SAR at such time.

SECTION 8.  Additional Provisions Applicable to Options

         (a) Stand-Alone, Additional, Tandem, and Substitute Options. Options granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with, or in substitution for, any other Option granted under the Plan or any option or other incentive granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Option is granted in substitution for another option, the Committee shall require the surrender of such other option in consideration for the grant of the new Option. Options granted in addition to, or in tandem with, other Options may be granted either as of the same time as, or a different time from, the grant of such other Option or Options. The per share exercise price of any Option:

            (i) granted in substitution for an outstanding Option shall be not less than the lesser of (A) the Fair Market Value of a share of Common Stock at the date such substitute Option is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Option required to be surrendered by the Participant as a condition to receipt of the substitute Option; or

            (ii) retroactively granted in tandem with an outstanding Option, shall not be less than the lesser of the Fair Market Value of a share of Common Stock at the date of grant of the later Option or at the date of grant of the earlier Option.

         (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Option for a payment in cash, Common Stock, other Options (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

         (c) Performance Conditions. The right of a Participant to exercise any Option, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

         (d) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the

Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Option, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Option. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

         (e) Change of Control. Subject to the terms hereof, in the event of a Change of Control of the Company, all Options granted under the Plan that are still outstanding and not yet vested or exercisable shall become immediately 100% vested in each Participant, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Option. All Options that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Option.

SECTION 9.  Adjustments upon Changes in Capitalization;
            Acceleration in Certain Events

            In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Options, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise price relating to any Option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Option; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of any Option as "performance-based compensation" under Section 162(m) of the Code.

SECTION 10. General Provisions

         (a) Changes to the Plan and Options. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Options under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders if such stockholder approval is required under Section 162(m) and/or Section 422 of the Code, or by any other federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Option theretofore granted and any Option Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Option theretofore granted and any Option Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Option may materially and adversely affect the rights of such Participant under such Option.

            The foregoing notwithstanding, any performance condition specified in connection with an Option shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of any Option as "performance-based compensation" under
Section 162(m) of the Code.

         (b) Duration of Plan. Unless otherwise terminated in accordance with
Section 10(a) above, the duration of the Plan shall be ten (10) years.

         (c) No Right to Option or Employment. No employee or other person shall have any claim or right to receive an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

         (d) Taxes. The Company or any Subsidiary is authorized to withhold from any payment relating to the exercise of an Option under the Plan, including from any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

         (e) Limits on Transferability; Beneficiaries. No Option or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Options and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Options (other than an Option which is an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable.

         (f) No Rights to Options; No Stockholder Rights. No Participant shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Participants. No Option shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Option.

         (g) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

         (h) Effective Date. The Plan is effective as of December 5, 2000.